FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                      Current Report Pursuant to Section 13
                     of the Securities Exchange Act of 1934





         Date of Report (Date Earliest Event reported) - August 30, 1999




                               CB BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)





           Hawaii                                     99-0197163
  (State of Incorporation)               (IRS Employer Identification No.)





                   201 Merchant Street, Honolulu, Hawaii 96813
                    (Address of principal executive offices)





                                 (808) 535-2500
                         (Registrant's Telephone Number)

Item 4.  Changes in Registrant's Certifying Accountant

(a) On August 24, 1999, Grant Thornton LLP was replaced as the independent accountant engaged to audit the consolidated financial statements of CB Bancshares, Inc. and Subsidiaries (the "Company") by KPMG LLP.

Grant Thornton LLP's report on the consolidated financial statements of the Company for the past two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants from Grant Thornton LLP to KPMG LLP was recommended by the audit committee and approved by the board of directors of the Company. During the Company's two most recent fiscal years and through the date of their replacement, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The Company has requested Grant Thornton LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Company herein and, if not, stating the respects in which they do not agree. Said letter is filed as Exhibit 16 hereto.

Item 7.  Financial Statements, Pro Forma Financial information and Exhibits

(c) Exhibits

No.      Description

16 Letter dated August 30, 1999 from Grant Thornton LLP, the Company's former independent accountants.


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:    August 30, 1999            CB Bancshares, Inc.



                                    By: /s/ Dean K. Hirata
                                       Dean K. Hirata
                                       Senior Vice President and
                                       Chief Financial Officer
                                       (principal financial officer)

Securities and Exchange Commission
Washington, D.C.  20549

Re:      CB Bancshares, Inc.
         File No. 0-12396


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of CB Bancshares, Inc. dated August 30, 1999, and agree with the statements contained therein.


                                               Very truly yours,

                                               GRANT THORNTON LLP
                                               /s/ Grant Thornton LLP

                                               Honolulu, Hawaii
                                               August 30, 1999